EXHIBIT 10.26

NATIONWIDE AUCTION SYSTEMS, INC., NATIONWIDE NEW HOLDINGS, LLC,

SOCAL AUTO CENTER ACQUISITION, LLC, AUTOMAX PACIFIC, LLC and

SOCAL AUTO CENTER, LLC

AXLE CAPITAL, LLC

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of July 12, 2006, by and between AXLE CAPITAL, LLC, a Delaware limited liability company (“Lender”), on the one hand, and NATIONWIDE AUCTION SYSTEMS, INC., a Nevada corporation (“Nationwide Auction”), NATIONWIDE NEW HOLDINGS, LLC, a Delaware limited liability (“Nationwide New”), SOCAL AUTO CENTER ACQUISITION, LLC, a Delaware limited liability (“Socal Acquisition”), AUTOMAX PACIFIC, LLC, a California limited liability company (“Automax”), and SOCAL AUTO CENTER, LLC, a California limited liability company (“Socal Auto” and together with Nationwide Auction, Nationwide Holdings, Socal Acquisition, and Automax, collectively and individually, and jointly and severally, “Borrowers,” and each individually, “Borrower”).

RECITALS

WHEREAS, Socal Acquisition, as buyer, has entered into that certain Membership Interest Purchase Agreement, dated as of July 12, 2006 (the “Stock Purchase Agreement” and together with all ancillary and related documents, the “Acquisition Documents”), with David S. Wilson, as seller (“Seller”), pursuant to which Socal Acquisition will acquire all of the issued and outstanding membership interest (the “Socal Interests”) of Automax (the “Acquisition Transaction”), and upon the consummation of the Acquisition Transaction, Automax will be a wholly owned subsidiary of Socal Acquisition; and

WHEREAS, in order to (a) partially finance the Acquisition Transaction, (b) pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, the Acquisition Documents, and the transactions contemplated hereby and thereby, and (c) finance ongoing working capital, capital expenditures, and general corporate needs of Borrowers, Borrowers have requested that Lender extend credit to Borrowers pursuant to, and in accordance with this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

AGREEMENT

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, all initially capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to such term in the Code.

1.2 Accounting Terms. All accounting terms not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP.

2.	LOAN AND TERMS OF PAYMENT.

2.1 Term Loan.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date, Lender agrees to make a term loan (the “Term Loan”) to Borrowers in an amount up to the Credit Limit. The Term Loan shall be repaid on the following dates and in the following amounts:

DATE	INSTALLMENT AMOUNT
On the Closing Date	500,000 shares of issued, outstanding, fully paid, and non-assessable common stock of Entrade, Inc. which, notwithstanding the current trading price of such stock on Closing Date, shall constitute a payment upon and thereby shall reduce the outstanding principal balance of the Term Loan by $3,150,000.

Beginning on July 1, 2006, on the first day of each month thereafter through and including June 1, 2007	No principal payment shall be due.

Beginning on July 1, 2007, on the first day of each month thereafter through and including June 1, 2008	$74,480

On July 1, 2008	A payment equal to $173,785 plus the then outstanding Term Loan PIK Amount equal to $429,000 for a total principal and Term Loan PIK Amounts installment payment of $602,785.

Beginning on August 1, 2008, on the first day of each month thereafter through and including the Maturity Date or until paid in full.	$173,785

The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the earlier of (y) the Maturity Date and (z) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan (inclusive of the Term Loan PIK Amount) shall constitute Obligations. Borrowers may make voluntary prepayments of principal with respect to the Term Loan from time to time so long as: (i) Administrative Borrower provides Lender not less than 5 days prior written notice of such prepayment, and (ii) the amount of any prepayment is in a minimum amount of $25,000 and integral multiples thereof, or the remaining principal balance of the Term Loan, if less. Any such voluntary prepayments shall be applied to installments due thereunder in the inverse order of their maturity. Amounts repaid under the Term Loan may not be reborrowed. Any voluntary prepayment of the Term Loan made pursuant to this Section 2.1 shall be accompanied by any and all accrued and unpaid interest on the total amount of principal as of the date of prepayment.

(b) Borrowers promise to pay to Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Obligations in accordance with the terms hereof.

(c) Immediately upon the receipt by any Borrower or Subsidiary of any Extraordinary Receipts, Borrowers shall prepay the outstanding Obligations in an amount equal to 100% of such Extraordinary Receipts.

(d) Immediately upon the issuance or incurrence by any Borrower or Subsidiary of any Indebtedness (other than Indebtedness referred to in clauses (b), (c), and (d), of the definition of Permitted Indebtedness), Borrowers shall prepay the outstanding Obligations in an amount equal to 100% of the net cash proceeds received by any Borrower or Subsidiary in connection with the issuance or incurrence of such debt. Nothing contained in this Section 2.1(d) shall permit any Borrower or Subsidiary to issue or incur any Indebtedness, other than in accordance with the terms and conditions of this Agreement.

(e) Within 5 days of each delivery to Lender of the audited annual financial statements pursuant to Section 6.4, commencing with the delivery to Lender of the financial statements for the fiscal year ended December 31, 2006 or, if such financial statements are either (i) not delivered to Lender on the date such statements are required to be delivered pursuant to Section 6.4, or (ii) not audited as required pursuant to Section 6.4, within 5 days after the date such statements are required to be delivered to Lender, Borrowers shall prepay the outstanding Obligations in an amount equal to (a) 100% of the Excess Cash Flow of each Borrower and Subsidiary for the fiscal year reflected in such statements, minus (b) the sum of all voluntary prepayments on the Term Loan during such fiscal year.

2.2 Interest Rates and Fees.

(a) Interest Rate. Except as set forth in Section 2.4(b), the Obligations shall bear interest on the outstanding daily balance thereof: (i) at all times prior to the date that is the first day of the 25th month after the Closing Date, at a per annum rate equal to 12% paid in cash, plus interest paid-in-kind at a per annum rate equal to 3.0% and (ii) commencing on the first day of the 25th month after the Closing Date and at all time thereafter, at a per annum rate equal to 15% paid in cash; provided, however, Borrowers may elect to pay the Term Loan PIK Amount in cash rather than by having it added to the principal balance of the Term Loan (inclusive of any Term Loan PIK Amount theretofore so added) in accordance with Section 2.6(d). All interest chargeable under this Agreement shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(b) Default Rate. All Obligations shall bear interest, from and after the occurrence and/or during the continuance of an Event of Default, at a rate equal to 5 percentage points above the interest rate applicable pursuant to Section 2.2(a).

(c) Payments. Interest (other than the Term Loan PIK Amount) and all fees payable hereunder shall be due and payable, in arrears, on the first Business Day of each month at any time that Obligations are outstanding. The Term Loan PIK Amount shall be added to the principal balance of the Term Loan monthly, on the first Business Day of each month, in accordance with Section 2.2(a) and thereafter shall bear interest at the then applicable rate. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all Lender Expenses, all fees and costs provided for hereunder (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document including the Term Loan PIK Amount to the loan account maintained by Lender with respect to the Obligations, which amounts thereafter shall constitute Obligations and shall accrue interest at the rate then applicable to Obligations. Any interest not paid when due in respect of the Obligations shall be compounded by being charged to the loan account and shall thereafter constitute Obligations hereunder and shall accrue interest at the rate then applicable to any portion of the Obligations.

(d) [Intentionally omitted.]

2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Lender shall credit a wire transfer of funds, check, or other item of payment to the then outstanding Obligations pursuant to the terms of this Agreement. After the occurrence of an Event of Default, the receipt by Lender of any funds, check, or other item of payment shall be immediately applied to conditionally reduce the Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 12:00 noon Eastern time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Whenever any payment to Lender under this Agreement would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Lender shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3.	CONDITIONS PRECEDENT.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Lender to make the initial Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Agreement duly executed by Borrowers;

(b) an officer’s certificate of each Borrower set forth in Exhibit C hereof, with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c) the IP Security Agreements;

(d) the Pledge Agreements;

(e) the Arway Intercreditor Agreement;

(f) the Rosedale Intercreditor Agreement;

(g) the Third Party Waivers;

(h) [intentionally omitted];

(i) the Guaranties and Guarantor Security Instruments, each duly executed by Guarantor in favor of Lender;

(j) a certified copy of one or more financing statement(s) (Form UCC-1) with respect to the security interest in favor of Lender in the Collateral filed with the appropriate office(s) in the appropriate jurisdiction(s);

(k) evidence, satisfactory to Lender, that upon the funding of the Term Loan, the Acquisition Transaction will be completed;

(l) copy of the fully executed Acquisition Documents certified by an officer of Nationwide New;

(m) evidence, satisfactory to Lender, that the Arway Debt has been funded;

(n) copies of all documents representing the grant to Lender or its designee of 500,000 shares of common stock of Entrade, Inc. which shall become effective immediately upon the closing of this Term Loan and evidence of delivery of all such shares to Lender’s counsel to hold in escrow with instruction to deliver to Lender upon the closing of the Term Loan;

(o) the Entrade Warrant;

(p) copies of the Acquisition Documents certified by a Responsible Officer of Socal Acquisition;

(q) payment of all the Lender Expenses incurred through the Closing Date, including attorneys’ fees and filing fees;

(r) financial statements for each Borrower, together with company prepared balance sheets and income statements, for the most recently ended fiscal quarter and year in accordance with Section 6.4, and such other updated financial information as Lender may request;

(s) NAF and Lender shall have entered into the NAF Loan Agreement;

(t) Nationwide Auction shall have entered into lease agreements with respect to the real property identified on Schedule 6.10, which agreements shall be in form and substance satisfactory to Lender;

(u) the Settlement Agreement and all related documents; and

(v) such other documents or certificates, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

4.	CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Each Borrower grants and pledges to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral, to secure prompt repayment of any and all Obligations and to secure prompt performance by each Borrower of its covenants and duties under this Agreement. Such security interest constitutes a valid, perfected security interest in all the Collateral. Notwithstanding any termination of this Agreement or Lender’s commitments hereunder, Lender’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2 Perfection of Security Interest. Borrowers authorize Lender to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of each Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether a Borrower is an organization, the type of organization, and any organizational identification number issued to such Borrower, if applicable. Any such financing statements may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrowers shall from time to time endorse and deliver to Lender, at the request of Lender, all Negotiable Collateral and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrowers shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, each Borrower shall take such acts and measures as Lender reasonably requests for Lender to (i) obtain an acknowledgment, in form and substance satisfactory to Lender, of the bailee that the bailee holds such Collateral for the benefit of Lender, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Lender. Borrowers will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper. Borrowers from time to time may deposit with Lender specific cash collateral to secure specific Obligations, and authorize Lender to hold such specific cash collateral in pledge and to decline to honor any drafts thereon or any request by a Borrower or any other Person to pay or otherwise transfer any part of such cash collateral for so long as the specific Obligations are outstanding.

4.3 Right to Inspect. Lender (through any of its officers, employees, agents, or designees) shall have the right, from time to time at Lender’s discretion during a Borrower’s usual business hours, to inspect Borrower’s Books and to make copies thereof and to inspect, check, test, and appraise the Collateral in order to verify any Borrower’s financial condition and the Collateral, or the amount, condition of, or any other matter relating thereto. Borrowers shall pay Lender or its designee the reasonable cost for each inspection of the Collateral.

5.	REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Each Borrower, Guarantor, and Subsidiary is a corporation or limited liability company, as applicable, duly existing under the laws of its state of formation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement, the Acquisition Documents, and the other Loan Documents are within each Borrower’s powers, have been duly authorized, and neither are in conflict with nor constitute a breach of any provision contained in such Borrower’s Articles (or Certificate) of Incorporation or Organization, as the case may be, or Bylaws or Operating Agreement, as the case may be, nor will they constitute an event of default under any material agreement by which such Borrower is bound. Borrowers are not in default under any agreement by which it is bound, which default could have a Material Adverse Effect.

5.3 Collateral. Borrowers have good title to the Collateral, free and clear of Liens, except for Permitted Liens. The Collateral is in all material respects of good and marketable quality, free from all material defects.

5.4 Name; Location of Chief Executive Office. No Borrower has done business under any name other than that specified on the signature page hereof. The chief executive office of each Borrower is located at the address indicated in Section 10 for notices to Borrowers.

5.5 Litigation. There are no actions or proceedings pending by or against any Borrower, Subsidiary, or Guarantor before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect, or a Material Adverse Effect on any Borrower’s interest or Lender’s security interest in the Collateral.

5.6 No Material Adverse Change in Financial Condition. No Borrower has experienced a change or event that would result in a Material Adverse Effect in the financial condition of any Borrower since the date of the most recent financial statements submitted to Lender.

5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrowers and their Subsidiaries, on an individual and a consolidated and consolidating basis, that are delivered to Lender fairly present in all material respects Borrowers’ financial condition, on an individual and a consolidated and consolidating basis, as of the date thereof and Borrowers’ results of operations, on an individual and a consolidated and consolidating basis, for the period then ended. There has not been a change in the financial condition of Borrowers, on an individual and a consolidated and consolidating basis, since the date of the most recent of such financial statements submitted to Lender, that would result in or could have a Material Adverse Effect.

5.8 Solvency, Payment of Debts. Each Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of each Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and each Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement or the Arway Debt.

5.9 Compliance with Laws and Regulations. No Borrower, Guarantor, or Subsidiary has violated any statutes, laws, ordinances, or rules applicable to it, violation of which could have a Material Adverse Effect. Except as identified in Schedule 5.9 attached hereto, each Borrower, Guarantor, and Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP.

5.10 Subsidiaries. Borrowers do not own any stock, partnership interest, or other equity securities of any Person except for its Subsidiaries in existence as of the Closing Date, including Socal Auto.

5.11 Government Consents. Each Borrower and Subsidiary has obtained all consents, approvals, and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.12 Floor Plan Agreement. The Floor Plan Agreement attached hereto as Exhibit E is a true and correct copy of the Floor Plan Agreement and represents the complete agreement with respect to the subject matter thereof, there have been no changes, modifications, alterations, or amendments to such Floor Plan Agreement that would constitute or result in a Material Adverse Effect, no default exists under such Floor Plan Agreement, and all parties are in full compliance with the terms and provisions of such Floor Plan Agreement.

5.13 Full Disclosure. No representation, warranty, or other statement made by any Borrower in any certificate or written statement furnished to Lender taken together with all such certificates and written statements furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.	AFFIRMATIVE COVENANTS.

Each Borrower covenants, until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make a Credit Extension hereunder, to do all of the following:

6.1 Good Standing and Government Compliance. Each Borrower, Guarantor, and Subsidiary shall maintain its corporate existence in its jurisdiction of incorporation as of the date of this Agreement and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Each Borrower, Guarantor and Subsidiary shall comply with all statutes, laws, ordinances, and government rules and regulations to which it is subject, and shall maintain in force all licenses, approvals, and agreements, the loss of which or failure to comply with which could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral.

6.2 Taxes. Each Borrower shall make, and cause each Guarantor and Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, and will execute and deliver to Lender, on demand, proof satisfactory to Lender indicating that each Borrower, Guarantor, and Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided, that no Borrower, Guarantor, or Subsidiary need make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the satisfaction of Lender) by such Borrower, Guarantor, or Subsidiary.

6.3 Insurance. Each Borrower, at its expense, shall obtain and maintain for the entire term of this Agreement, from an insurance company satisfactory to Lender, insurance for fire, theft, explosion, and all other hazards and risks in an amount equal to or greater than the maximum amount of all Obligations including the Term Loan, with Lender named as loss payee and additional insured. Each Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to such Borrower’s. Each such policy of insurance shall contain a clause requiring the insurance carrier to give at least 30 days written notice of any alteration to the policy, or the cancellation, termination, or non-renewal thereof. Lender is authorized, but under no duty, to obtain such insurance upon the failure of any Borrower to do so, pursuant to Section 9.2.

6.4 Financial Statements, Reports, Verifications. Each Borrower shall deliver to Lender: (i) as soon as available, but in any event within 30 days of the last day of each month, a company prepared balance sheet and income statement covering such Borrower’s operations during such period, in a form reasonably acceptable to Lender and certified by a Responsible Officer; (ii) within 180 days the close of each fiscal year, a copy of the annual audited or compiled report of each Borrower, on an individual and a consolidated and consolidating basis, consisting of at least a balance sheet, statement of operating results and retained earnings, statement of cash flows, notes to financial statements, profit and loss statement, and statement of changes in financial position prepared on an individual and a consolidating and consolidated basis and in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by such Borrower and approved by Lender, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Event of Default that has occurred and is continuing, or if they have become aware of any such event, describing it and the steps, if any taken or being taken to cure it, (iii) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against any Borrower that could result in damages or costs to any Borrower or any Subsidiary of $10,000 or more; (iv) within 15 days after the end of each month, (1) a statement showing age and reconciliation of its accounts receivable and accounts payable for the preceding month and a status of its Inventory showing location, components and value, in such form and detail as Lender may reasonably request; and (2) a certificate signed by the Responsible Officer providing that the financial statements being provided to Lender pursuant to clause (iv)(1) above are true and correct; (vi) copies of all federal and state tax returns of it and of Guarantor, including, but not limited to, requests for extensions of such tax returns, when and as filed; (vii) copies of any and all reports, examinations, notices, warnings, and citations issued by any governmental or quasi-governmental (whether federal, state, or local), unit, agency, body, or entity with respect to any Borrower, Guarantor, or Subsidiary; and (viii) such budgets, sales projections, operating plans, or other financial information generally prepared by any Borrower in the ordinary course of business or upon Lender’s request, as Lender may request from time to time. Each Borrower shall also deliver the following:

(a) As soon as possible and in any event within 3 calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which such Borrower has taken or proposes to take with respect thereto.

6.5 Further Assurances. At any time and from time to time Borrowers shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

6.6 Tax Payment Warrant. Borrowers shall deliver, or cause Entrade, Inc. to deliver, to Lender a Tax Payment Warrant promptly after any Tax Share Payments (as defined in the Tax Sharing Agreement) in excess of 50% of the tax relief realized by the applicable Borrower in connection with the application of a net operating loss of Entrade, Inc.

6.7 Stock Warrant. As additional security for the payment and performance of the Obligations, Borrowers shall cause Entrade, Inc. to issue the Entrade Warrant.

6.8 Third Party Waivers. Borrowers shall deliver to Lender Third Party Waivers all in form and manner satisfactory to Lender.

6.9 Separate Accounting Systems. On or before             , 2006, each Borrower shall establish separate accounting systems, including inventory, accounts receivable, and accounts payable tracking and reporting systems, cash management and business operations, including without limitation deposit account relationships and human resources departments, in each case separate and apart from each other.

6.10 New Locations and Assets. Any new location other than Existing Locations at which any Borrower or Subsidiary conducts any business operations or any assets of any Borrower may be located, other than Existing Locations, shall be owned and administered by Nationwide New. Nationwide New Assets shall be owned solely by Nationwide New.

6.11 Employee Benefit Plans. Each Borrower shall (i) maintain each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such plans in a timely manner; and (iii) neither establish any new employee benefit plan, agree or contribute to any multi-employer plan, nor amend any existing employee pension benefit plan in a manner which would increase its obligation to contribute to such plan.

6.12 Officers and Stock Ownership. At all times, each Person listed in Schedule 6.12 shall (i) hold the respective office or offices set forth next to such Person’s name as of the Closing Date, and (ii) own, directly or indirectly, the percentage of each and every class of issued and outstanding capital stock of a Borrower, and the voting power over said stock set forth next to such Person’s name.

6.13 [Intentionally Omitted.]

6.14 Legal Opinion. Within 10 days of the Closing Date, Borrower shall deliver to Lender an opinion of counsel in form and substance acceptable to Lender.

7.	NEGATIVE COVENANTS.

Each Borrower covenants and agrees, until payment in full of the outstanding Obligations or for so long as Lender may have any commitment to make any Credit Extension hereunder, not to do, or permit any Subsidiary or Guarantor to do, any of the following without Lender’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, abandon, remove, conceal, or otherwise dispose, including any intercompany transfers, or transfers or commingling of Nationwide New Assets with any other Person or assets held by any other Person, or grant any further security interest in all or any part of the Collateral, except for Permitted Liens.

7.2 Change in Business; Change in Control, Executive Office, Jurisdiction of Organization; New Retail Locations. Engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Borrower. No Borrower will have a Change in Control or will, without 30 days prior written notification to Lender, relocate its chief executive office or jurisdiction of organization. No Borrower shall open any new retail locations without the prior written consent of Lender.

7.3 Mergers or Acquisitions. Merge or consolidate, with or into any other business organization or entity, including without any other Borrower or Guarantor, or, other than the Acquisition Transaction, acquire all or substantially all of the capital stock or property of another Person.

7.4 Indebtedness. Create, incur, guarantee, assume, or become liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness, or take any actions which impose on any Borrower an obligation to prepay any Indebtedness other than the Obligations.

7.5 Encumbrances. Create, incur, assume, or allow any Lien with respect to the Collateral, or assign or otherwise convey any right to receive income except for Permitted Liens, or covenant to any other Person that such Borrower in the future will refrain from creating, incurring, assuming, or allowing any Lien with respect to the Collateral.

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement, or purchase of any capital stock or membership interest, except that (a) each Borrower may repurchase the stock or membership interests of its former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (b) each Borrower may pay such dividends or make any other distribution or payment in connection with Tax Sharing Agreements.

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person other than the Acquisition Transaction.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for: (i) transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person and (ii) transactions made pursuant to the term of the Tax Sharing Agreement, which Tax Sharing Agreement may not be modified, amended, or changed in any way without the prior written consent of Lender.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt.

7.10 Location of Collateral. Store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Lender’s security interest and Lender (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Lender’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and except for such other locations as Lender may approve in writing, each Borrower shall keep the Inventory and Equipment only at the locations set forth in Section 10 and such other locations of which a Borrower gives Lender prior written notice and as to which Lender files a financing statement where needed to perfect its security interest.

7.11 Compliance. Fail to observe or perform, or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the relative priority of Lender’s Lien on the Collateral.

7.12 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

8.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an “Event of Default” by each and all Borrowers under this Agreement:

8.1 Payment Default. If any Borrower fails to pay any of the Obligations and such failure continues for 3 days or more after the due date;

8.2 Covenant Default. If any Borrower fails to perform any obligation under Article 6 of this Agreement or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform or observe any other term, provision, condition, or covenant contained in this Agreement or in any other present or future agreement between any Borrower, Guarantor, or Subsidiary and Lender, and as to any default under such other term, provision, condition, or covenant that can be cured, has failed to cure such default within 10 days after such Borrower receives notice thereof or any officer of such Borrower becomes aware thereof;

8.3 Material Adverse Change. If there occurs an event or change in Borrower’s business or financial condition that is a Material Adverse Effect, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Lender’s security interests in the Collateral;

8.4 Defective Perfection. If Lender shall receive at any time following the Closing Date a UCC search report indicating that except for Permitted Liens, Lender’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in such report;

8.5 Attachment. If any material portion of any Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver, or person acting in a similar capacity and such attachment, seizure, writ or distress warrant, or levy has not been removed, discharged, or rescinded within 10 days, or if any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within 10 days after such Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower;

8.6 Insolvency. If any Borrower or Guarantor becomes insolvent, or if an Insolvency Proceeding is commenced by any Borrower or Guarantor, or if an Insolvency Proceeding is commenced against any Borrower or Guarantor and is not dismissed or stayed within 30 days; provided, that no Credit Extension will be made prior to the dismissal of such Insolvency Proceedings;

8.7 Subordinated Debt. If any Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Lender, in form and substance satisfactory to Lender;

8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, that could have a Material Adverse Effect shall be rendered against any Borrower and shall remain unsatisfied and unstayed for a period of 10 days; provided, that no Credit Extensions will be made prior to the satisfaction or stay of the judgment;

8.9 Other Agreements. If there is a default or other failure to perform in: (i) any agreement by and between NAF, any Borrower, any Guarantor, any Subsidiary, or any Affiliate, on the one hand, and Lender, on the other hand, including without limitation, the NAF Loan Agreement or any Loan Document, or (ii) any agreement to which either any Borrower, NAF, any Guarantor, any Subsidiary, or any Affiliate is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that could cause a Material Adverse Change.

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by any Responsible Officer pursuant to this Agreement or to induce Lender to enter into this Agreement or any other related documents or agreement; or

8.11 Guaranty. If a Guaranty ceases for any reason to be in full force and effect, or Guarantor fails to perform any obligation under its Guaranty of all or a portion of the Obligations, or Guarantor revokes or purports to revoke its Guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in a Guaranty or in any certificate delivered to Lender in connection with a Guaranty.

9.	LENDER’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

(a) Declare all Obligations, whether evidenced by this Agreement or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Lender);

(b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between any Borrower and Lender;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender determines in its sole discretion;

(d) Make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrowers authorize Lender to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith, without the direct or implied obligation to do so. With respect to any premises owned by a Borrower, Borrowers hereby grant Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity or otherwise;

(e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrowers’ labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 9.1, Borrowers’ rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers’ premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrowers shall be credited with the proceeds of the sale;

(h) Apply for the appointment of a receiver, trustee, liquidator, or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of any Borrower, Guarantor, or any other Person liable for any of the Obligations;

(i) Lender may credit bid and purchase at any public sale; and

(j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably appoint Lender (and any of Lender’s designated officers, employees, or agents) as Borrowers’ true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Lender’s security interest in the Accounts; (b) endorse any Borrower’s name on any checks or other forms of payment or security that may come into Lender’s possession; (c) sign any Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrowers’ policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with the account debtors of Borrowers, for amounts and upon terms that Lender shall determine in its sole discretion; (g) modify, in its sole discretion, any intellectual property security agreement entered into between Borrowers and Lender without first obtaining Borrowers’ approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title, or interest in any Copyrights, Patents, or Trademarks acquired by Borrowers after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, or Trademarks in which Borrowers no longer have or claim to have any right, title, or interest; (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrowers where permitted by law; provided Lender may exercise such power of attorney to sign the name of Borrowers on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Lender as Borrowers’ attorney in fact, and each and every one of Lender’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions hereunder is terminated.

9.3 Collections. Borrowers shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrowers shall hold all payments on, and proceeds of, Accounts in trust for Lender, and Borrowers shall immediately deliver all such payments and proceeds to Lender in their original form, duly endorsed, to be applied to the Obligations in such order as Lender shall determine in its sole discretion. Lender may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrowers into a lockbox account, or such other “blocked account” as Lender may specify, pursuant to a blocked account agreement in such form as Lender may specify in its good faith business judgment.

9.4 Lender Expenses. If any Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following, without the direct or implied obligation to do so: (a) make payment of the same or any part thereof; (b) set up such reserves as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.3 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

9.5 Lender’s Representation and Liability for Collateral. Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers. Lender makes no representations or warranties of any kind or nature directly or indirectly, express or implied, with respect to any matter whatsoever. Lender shall not be liable for any loss, damage, injury, or expense caused directly or indirectly by any item of Collateral, the use, maintenance, repair, defect, or servicing thereof, by any delay or failure to provide same, by any interruption of service or loss of service or loss of use, or failure to provide same, or for any loss of business however caused.

9.6 No Obligation to Pursue Others. Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Lender may release, modify, or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrowers. Each Borrower waives any right it may have to require Lender to pursue any other Person for any of the Obligations.

9.7 Remedies Cumulative. Lender’s rights and remedies under this Agreement and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on any Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.8 Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which any Borrower may in any way be liable.

10.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Lender, as the case may be, at its addresses set forth below:

If to Borrowers:	Nationwide Auction Systems, Inc.
6 Venture, Suite 295
Irvine, CA 92618
Attn: Mr. Greg O’Neil
Phone: (949) 727-9450
Fax No.: (949) 727-9971

With copies to:	Entrade, Inc.
500 Central Avenue
Northfield, IL 60093
Attn: Ron Rosenfeld, Esq.
Phone: (847) 784-3340
Fax No. (847) 441-6959

Levenfeld Pearlstein, LLC
211 Waukegan Road, Suite 300
Northfield, IL 60093
Attn: Philip E. Ruben, Esq.
Phone: (847) 441-7676
Fax: (847) 441-9976

If to the Lender:	Axle Capital, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Attn: Mr. Nicholas Prouty
Phone: (213) 618-1600
Fax: (203) 618-1680

With copies to:	Buchalter Nemer
1000 Wilshire Blvd., Suite 1500
Los Angeles, CA 90077
Attn: William Brody, Esq.
Phone: (213) 891-0700
Fax: (213) 896-0400

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. Borrowers and Lender each hereby submits to the exclusive jurisdiction of the state and Federal courts located in the Borough of Manhattan, city of New York, State of New York. BORROWERS AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT RELATED THERETO OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.	GENERAL PROVISIONS.

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrowers to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits hereunder.

12.2 Indemnification. Borrowers shall defend, indemnify, and hold harmless Lender and its officers, employees, agents, attorneys, and representatives against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, the other Loan Documents, or the Acquisition Documents; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions between Lender and any Borrower whether under this Agreement, the other Loan Documents, the Acquisition Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrowers shall, at their own expense, defend any and all actions arising out of the selection, modification, purchase, ownership, acceptance, or rejection of any item of Collateral, and the delivery, possession, maintenance, use, condition (including without limitation latent or other defects, whether or not discoverable by Lender or any Borrower, and any claim for patent, trademark, or copyright infringement), or operation of any item of Collateral by whomsoever used or operated or arising out of or resulting from the condition of any item of Collateral, sold or disposed of after use by any Borrower, an employee of any Borrower, or any agent, designee, or lessee of any Borrower. The indemnities and assumptions of liability herein shall continue in full force and effect, notwithstanding the termination of this Agreement, whether by expiration of time, operation of law, or otherwise. BORROWERS AGREE THAT LENDER SHALL NOT BE LIABLE TO BORROWERS FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF ANY ITEM OF COLLATERAL FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN OR THE USE OR MAINTENANCE THEREOF OR ANY REPAIRS, SERVICING, OR ADJUSTMENTS THERETO, OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY SUCH MAINTENANCE, SERVICE, OR REPAIRS OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF, OR ANY LOSS OF BUSINESS, ALL OF WHICH SHALL BE THE SOLE RISK AND RESPONSIBILITY OF BORROWER.

12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are superseded by and merged into this Agreement.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7 Survival. All covenants, representations, and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrowers to indemnify Lender with respect to the expenses, damages, losses, costs, and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have expired.

12.8 Confidentiality. In handling any confidential information Lender and all employees and agents of Lender shall exercise the same degree of care that Lender exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Lender in connection with their present or prospective business relations with Borrowers, (ii) to prospective transferees or purchasers of any interest in the Obligations, provided that they have entered into a comparable confidentiality agreement in favor of Borrowers and have delivered a copy to Borrowers, (iii) as required by law, regulations, rule or order, subpoena, judicial order, or similar order, (iv) as may be required in connection with the examination, audit, or similar investigation of Lender, and (v) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

12.9 Customer Identification – USA Patriot Act Notice; OFAC And Bank Secrecy Act. Lender hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, and Lender’s policies and practices, Lender is required to obtain, verify, and record certain information and documentation that identifies Borrowers, which information includes the name and addresses of Borrowers and such other information that will allow Lender to identify Borrowers in accordance with the Patriot Act. In addition, Borrowers shall (a) ensure that no person who owns a controlling interest in or otherwise controls any Borrower or Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Credit Extensions to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NATIONWIDE AUCTION SYSTEMS, INC., a Nevada corporation

By:
Title:

Nationwide Term Loan and Security Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NATIONWIDE NEW HOLDINGS, LLC, a Delaware limited liability company

By:
Title:

Nationwide Term Loan and Security Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SOCAL AUTO CENTER ACQUISITION, LLC, a Delaware limited liability company

By:
Title:

Nationwide Term Loan and Security Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AUTOMAX PACIFIC, LLC, a California limited liability company

By:
Title:

Nationwide Term Loan and Security Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SOCAL AUTO CENTER, LLC, a California limited liability company

By:
Title:

Nationwide Term Loan and Security Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AXLE CAPITAL, LLC a Delaware limited liability company

By:
Title:

Nationwide Term Loan and Security Agreement – Signature Page

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrowers, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers, and Borrower’s Books relating to any of the foregoing.

“Acquisition Documents” has the meaning ascribed to such term in the Recitals of this Agreement.

“Administrative Borrower” means Nationwide Auction.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Agreement” shall have the meaning set forth in the preamble hereof, together with all renewals, extensions, amendments, modifications, supplements, and restatements thereof.

“Arway Debt” means Indebtedness owing to Arway, LLC, a Delaware limited liability company, in an amount not to exceed $6,500,000 pursuant to that certain Loan and Security Agreement, dated as of May 26, 2006.

“Arway Intercreditor Agreement” means that certain Intercreditor Agreement, of even date herewith, between Lender and Arway, LLC, in form and substance acceptable to Lender.

“Automax” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Borrower” and “Borrowers” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Borrower’s Books” means all of Borrowers’ books and records including without limitation: ledgers; records concerning Borrowers’ assets or liabilities, the Collateral, business operations, or financial condition; and all computer programs, storage, memory, or tape files, and the equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

“Change in Control” means a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of any Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Boards of Directors of each Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

“Code” means the New York Uniform Commercial Code.

“Collateral” means the property described on Exhibit B attached hereto and all documents, chattel paper, and certificates of title relating thereto, except to the extent that the granting of a security interest in any such property is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations, and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired, or held.

“Credit Extension” means the Term Loan and each other extension of credit by Lender to or for the benefit of Borrowers hereunder.

“Credit Limit” means $10,300,000 plus Lender Expenses.

“Entrade Warrant” means that certain warrant dated as of even date herewith for the issuance of 429,000 shares of common stock of Entrade, Inc. for an issue price equal to the average closing price for the 5 trading days immediately prior to the Closing Date.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, tools, parts, and attachments in which any Borrower has any interest.

“Event of Default” shall have the meaning ascribed to such term in Article 8 to this Agreement.

“Excess Cash Flow” means with respect to any Borrower and/or Subsidiary for any period, (a) Net Income of such Borrower and/or any of its Subsidiaries for such period, plus (b) all non-cash items of such Borrower and/or any of its Subsidiaries deducted in determining Net Income for such period, less (c) the sum of (i) all non-cash items of such Borrower and/or any of its Subsidiaries included in determining Net Income for such period, (ii) all scheduled and mandatory cash interest and principal payments on the Term Loan made during such period, and all regularly scheduled cash interest and principal payments on other Indebtedness of such Borrower and/or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, and (iii) accrued and payable taxes paid in cash during such period.

“Existing Locations” means those locations identified on Schedule 6.10 attached hereto.

“Extraordinary Receipts” means any collections received by any Borrower or Subsidiary not in the ordinary course of business, including, (a) pension plan reversions, (b) proceeds of insurance, including proceeds of key man life insurance policies, (c) proceeds of judgments, settlements, or other consideration of any kind in connection with any cause of action, (d) proceeds of condemnation awards (and payments in lieu thereof), (e) proceeds of indemnity payments, and (f) any purchase price adjustment received in connection with any purchase agreement.

“Floor Plan Agreement” means the agreement in form and manner satisfactory to Lender by and between Rosedale and Borrowers pursuant to which Rosedale has made an unqualified agreement to provide floor plan financing of Inventory to Borrowers, a copy of which is attached hereto as Exhibit E, which may only be modified, amended, or changed in compliance with the Rosedale Intercreditor Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Guarantor Security Instrument” means any agreement, instrument, or document by a Guarantor granting a security interest in certain assets in favor of Lender.

“Guarantor” means, individually and collectively, Entrade, Inc., a Delaware corporation, and Nationwide Auction Finance, LLC, a Delaware limited liability company.

“Guaranty” means that certain Continuing Guaranty, in form and substance satisfactory to Lender, executed by Guarantor in favor of Lender.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures, or similar instruments, and (c) all capital lease obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of Borrowers’ right, title, and interest in and to the following:

(a)	Copyrights, Trademarks, and Patents;

(b)	Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired, or held;

(c)	Any and all design rights which may be available to a Borrower now or hereafter existing, created, acquired, or held;

(d)	Any and all claims for damages by way of past, present, and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	All licenses or other rights to use any of the Copyrights, Patents, or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)	All amendments, renewals, and extensions of any of the Copyrights, Trademarks, or Patents; and

(g)	All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest, or other securities) any Person, or any loan, advance, or capital contribution to any Person.

“IP Security Agreements” means the Intellectual Property Security Agreements, dated of even date herewith, executed by Borrowers and Lender.

“Lender” has the meaning ascribed to such term in the preamble of this Agreement.

“Lender Expenses” means all reasonable costs or expenses (including attorneys’ fees and expenses) incurred in connection with the preparation and negotiation this Agreement, the NAF Loan Agreement, reasonable Collateral audit fees, and Lender’s reasonable attorneys’ fees and expenses incurred in amending, enforcing, or defending the Loan Documents (including fees and expenses of appeal), incurred before, during, and after an Insolvency Proceeding, whether or not suit is brought.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest, or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrowers, the NAF Loan Agreement, and any other document, instrument, or agreement entered into in connection with this Agreement or the NAF Loan Agreement, all as modified, amended, extended, supplemented, or restated from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of (a) Nationwide New, or (b) Borrowers and their Subsidiaries taken as a whole, or (ii) the ability of any Borrower to repay the Obligations or otherwise perform its obligations hereunder or any other existing or hereafter created documents or agreement between Borrowers and Lender.

“Maturity Date” means July 12, 2011.

“NAF” means Nationwide Auction Finance, LLC, an Delaware limited liability company.

“NAF Loan Agreement” means that certain Loan and Security Agreement, dated as of July 12, 2006, by and between Lender and NAF.

“Nationwide Auction” has the meaning ascribed to such term in the preamble of this Agreement.

“Nationwide New” has the meaning ascribed to such term in the preamble of this Agreement.

“Nationwide New Assets” means all Collateral or other assets acquired by Nationwide New or located or maintained at a location that is not an Existing Location (such as inventory and equipment) or with respect to a location that is not an Existing Location (such as accounts receivable, deposit accounts, and investment accounts).

“Negotiable Collateral” means, with respect to any Borrower, all of such Borrower’s now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Income” means, with respect to any Borrower or Subsidiary for any period, the net income (loss) of such Borrower or Subsidiary for such period, determined on an individual basis and in accordance with GAAP, but excluding from the determination of Net Income (without duplication) (a) any non-cash extraordinary or non-recurring gains or non-cash gains from dispositions, (b) interest that is paid-in-kind, and (c) interest income.

“Obligations” means all debt, principal, interest, Lender Expenses, and other amounts owed to Lender by any Borrower, NAF, any Guarantor, or any Subsidiary pursuant to this Agreement, the NAF Loan Agreement, the Loan Documents, any guaranty by any Borrower or Guarantors, any other agreement, or otherwise, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest and Lender Expenses that accrue after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from any Borrower, Guarantor, or Subsidiary to others that Lender may have obtained by assignment or otherwise.

“OFAC” means the Office of Foreign Assets Control of the United States government.

“Patents” means all patents, patent applications, and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same.

“Patriot Act” means USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Permitted Indebtedness” means:

(h)	Indebtedness of Borrowers in favor of Lender arising under this Agreement or any other document, instrument, or agreement between Borrowers and Lender;

(i)	Indebtedness existing on the Closing Date;

(j)	Indebtedness secured by a lien described in clause (c) of the defined term Permitted Liens;

(k)	the Arway Debt;

(l)	the Rosedale Debt;

(m)	Subordinated Debt; and

(n)	Indebtedness incurred in the ordinary course of business of Borrowers other than that permitted under clauses (a) – (l) of the defined term Permitted Liens in an aggregate amount outstanding at anytime not greater than $3,500,000.

“Permitted Liens” means the following:

(a)	Any Liens in favor of Lender existing on the Closing Date or arising under this Agreement or any other document, instrument, or agreement between Borrowers and Lender;

(b)	Liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which any Borrower maintains adequate reserves, provided the same have no priority over any of Lender’s security interests;

(c)	Liens, not to exceed $250,000 in the aggregate, (i) upon any Equipment acquired or held by any Borrower to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and the proceeds of such Equipment;

(d)	Liens incurred in connection with the extension, renewal, or refinancing of the Indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal, or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed, or refinanced does not increase;

(e)	Liens arising from judgments, decrees, or attachments in circumstances not constituting an Event of Default under Sections 8.4 or 8.7 hereof;

(f)	Liens in favor of other financial institutions arising in connection with Borrowers’ deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Lender has a perfected security interest in the amounts held in such deposit accounts;

(g)	Liens on the assets of Borrowers, excluding the assets of NAF, securing the Arway Debt, so long as such Indebtedness’ balance never exceeds the amount of $6,500,000, and provided further that there shall be no Liens on the assets of NAF, other than Liens securing debt owing to Lender;

(h)	Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect on any Borrower.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or governmental agency.

“Pledge Agreements” means the Stock Pledge Agreement or Membership Pledge Agreement, in each case dated of even date herewith, executed by each Guarantor and Borrower, with respect to such Borrower’s or Guarantor’s equity interest (if any) in any Borrower or Subsidiary.

“Responsible Officer” means each of the President, Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and the Controller of Borrower.

“Rosedale” means Rosedale Leasing, LLC, a Minnesota limited liability company.

“Rosedale Debt” means Indebtedness in an aggregate amount not to exceed $4,000,000 pursuant to that certain Loan and Security Agreement, dated as of October 31, 2005, and such additional amounts on such terms and conditions and in such amounts acceptable to Lender, and any refinance of such Indebtedness on terms and conditions and in such amounts acceptable to Lender.

“Rosedale Intercreditor Agreement” means that certain Intercreditor Agreement, of even date herewith, by and between Rosedale and Lender, in form and substance satisfactory to Lender.

“Schedule” means the schedule of exceptions attached hereto, if any.

“Sellers” shall mean, collectively, Don Haidl, Public Auction Systems Inc., Corey P. Schlossman, Capital Direct 1999 Trust, Core Capital IV Trust, and Hearthstone Properties, LLC.

“Settlement Agreement” shall mean that certain Settlement Agreement dated as of             , 2006, among Sellers and Borrower, a copy of which in existence as of the date of this Agreement is attached hereto as Exhibit      and made a part hereof.

“Socal Acquisition” has the meaning ascribed to such term in the preamble of this Agreement.

“Socal Auto” has the meaning ascribed to such term in the preamble of this Agreement.

“Socal Interests” has the meaning ascribed to such term in the preamble of this Agreement.

“Subordinated Debt” means any debt incurred by any Borrower that is subordinated to the debt owing by Borrowers to Lender on terms reasonably acceptable to Lender (and identified as being such by Borrowers and Lender).

“Subsidiary” means a corporation, partnership, limited liability company, or other entity in which any Borrower or Guarantor directly or indirectly owns or controls the shares of stock or interests having ordinary voting power to elect a majority of the board of directors or appoint other comparable managers of such corporation, partnership, limited liability company, or other entity.

“Tax Payment Warrant” means each of the warrants for the issuance of shares of common stock of Entrade, Inc. issued in connection with the Tax Sharing Agreement, for an issue price equal to the average closing price for the 5 trading days immediately prior to the date of issuance of such shares, for an amount of shares equal to the quotient of: (i) the product of: (y) 0.10 multiplied by (z) the amount paid to Entrade, Inc. with respect to Tax Share Payments (as defined in the Tax Sharing Agreement) in excess of 50% of the tax relief realized by the applicable Borrower in connection with the net operating loss of Entrade, Inc., divided by (ii) $            .

“Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of July     , 2006, by and between Entrade, Inc. and Nationwide Auction, in form and substance acceptable to Lender, a copy of which is attached hereto as Exhibit D, which Tax Sharing Agreement may not be modified, amended, or changed in any way without the prior written consent of Lender.

“Term Loan” has the meaning ascribed to such term in Section 2.1 of this Agreement.

“Term Loan PIK Amount” means, as of any date of determination, the amount (if any) of all interest accrued with respect to the Term Loan that has been paid-in-kind by being added to the balance thereof in accordance with Section 2.4(a) of this Agreement.

“Third Party Waivers” means landlord waivers, bailee waivers, warehouse waivers, or other third party waivers or consents required by Lender (the “Third Party Waivers”) executed by the lessors, mortgagors, bailors, warehouse owners and/or operators and consignors of or at the Borrower’s locations, all in form and manner satisfactory to Lender.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of any Borrower or Subsidiary connected with and symbolized by such trademarks.

DEBTOR	EACH BORROWER
SECURED PARTY:	AXLE CAPITAL, LLC

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO

LOAN AND SECURITY AGREEMENT

All personal property of Borrower(s) (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)	all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper and including all Chattel Paper and all rights of payment and obligations owing to Borrower thereunder together with all guaranties and security therefor), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), all of Borrower’s rights to any and all Motor Vehicles, goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)	all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c)	all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d)	all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e)	any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

B-1

EXHIBIT C

CORPORATE RESOLUTIONS TO BORROW

NATIONWIDE AUCTION SYSTEMS, INC.

I, the undersigned officer of NATIONWIDE AUCTION SYSTEMS, INC. (the “Company”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Nevada.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION		ACTUAL SIGNATURES
X
X

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from Axle Capital, LLC, a Delaware limited liability company (“Lender”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 12, 2006 (the “Loan Agreement”).

Execute Loan Documents. To execute and deliver to Lender the Loan Agreement and any other agreement entered into between Corporation and Lender in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Lender in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

C-1

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Lender may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing resolutions now stand of record on the books of the Corporation; and that the resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on July 12, 2006 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X

C-2

RESOLUTIONS TO BORROW

NATIONWIDE NEW HOLDINGS, LLC

I, the undersigned officer of NATIONWIDE NEW HOLDINGS, LLC (the “Company”), HEREBY CERTIFY that the Company is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Formation and the Operating Agreement of the Company, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Members of the Company, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Company, whose actual signatures are shown below:

NAMES	POSITION		ACTUAL SIGNATURES
X
X

acting for and on behalf of this Company and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from Axle Capital, LLC, a Delaware limited liability company (“Lender”), on such terms as may be agreed upon between the officers, employees, or agents of the Company and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 12, 2006 (the “Loan Agreement”).

Execute Loan Documents. To execute and deliver to Lender the Loan Agreement and any other agreement entered into between Company and Lender in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Lender in the Collateral described in the Loan Documents, which security interest shall secure all of the Company’s Obligations, as described in the Loan Documents.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Lender may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing resolutions now stand of record on the books of the Company; and that the resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

[signature page to follow]

IN WITNESS WHEREOF, I have hereunto set my hand on July 12, 2006 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X
Name:
Title:

Corporate Resolutions (Nationwide New Holdings, LLC) - 1

RESOLUTIONS TO BORROW

SOCAL AUTO CENTER ACQUISITION, LLC

I, the undersigned officer of SOCAL AUTO CENTER ACQUISITION, LLC (the “Company”), HEREBY CERTIFY that the Company is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Formation and the Operation Agreement of the Company, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Members of the Company, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Company, whose actual signatures are shown below:

NAMES	POSITION		ACTUAL SIGNATURES
X
X

acting for and on behalf of this Company and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from Axle Capital, LLC, a Delaware limited liability company (“Lender”), on such terms as may be agreed upon between the officers, employees, or agents of the Company and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 12, 2006 (the “Loan Agreement”).

Execute Loan Documents. To execute and deliver to Lender the Loan Agreement and any other agreement entered into between Company and Lender in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Lender in the Collateral described in the Loan Documents, which security interest shall secure all of the Company’s Obligations, as described in the Loan Documents.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Lender may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.

1

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing resolutions now stand of record on the books of the Company; and that the resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

[signature page to follow]

2

IN WITNESS WHEREOF, I have hereunto set my hand on July 12, 2006 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X
Name:
Title:

Corporate Resolutions (Socal Auto Center Acquisition) - 1

RESOLUTIONS TO BORROW

SOCAL AUTO CENTER, LLC

I, the undersigned officer of SOCAL AUTO CENTER, LLC (the “Company”), HEREBY CERTIFY that the Company is organized and existing under and by virtue of the laws of the State of California.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Organization and the Operating Agreement of the Company, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Members of the Company, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Company, whose actual signatures are shown below:

NAMES	POSITION		ACTUAL SIGNATURES
X
X

acting for and on behalf of this Company and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from Axle Capital, LLC, a Delaware limited liability company (“Lender”), on such terms as may be agreed upon between the officers, employees, or agents of the Company and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 12, 2006 (the “Loan Agreement”).

Execute Loan Documents. To execute and deliver to Lender the Loan Agreement and any other agreement entered into between Company and Lender in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Lender in the Collateral described in the Loan Documents, which security interest shall secure all of the Company’s Obligations, as described in the Loan Documents.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Lender may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing resolutions now stand of record on the books of the Company; and that the resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

[signature page to follow]

IN WITNESS WHEREOF, I have hereunto set my hand on July 12, 2006 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X
Name:
Title:

Corporate Resolutions (Socal Auto Center) - 1

CORPORATE RESOLUTIONS TO BORROW

AUTOMAX PACIFIC, LLC

I, the undersigned officer of AUTOMAX PACIFIC, LLC (the “Company”), HEREBY CERTIFY that the Company is organized and existing under and by virtue of the laws of the State of Pennsylvania.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation and the Bylaws of the Company, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Company, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Company, whose actual signatures are shown below:

NAMES	POSITION		ACTUAL SIGNATURES
X
X

acting for and on behalf of this Company and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from Axle Capital, LLC, a Delaware limited liability company (“Lender”), on such terms as may be agreed upon between the officers, employees, or agents of the Company and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 12, 2006 (the “Loan Agreement”).

Execute Loan Documents. To execute and deliver to Lender the Loan Agreement and any other agreement entered into between Company and Lender in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Lender in the Collateral described in the Loan Documents, which security interest shall secure all of the Company’s Obligations, as described in the Loan Documents.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Lender may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing resolutions now stand of record on the books of the Company; and that the resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

[signature page to follow]

IN WITNESS WHEREOF, I have hereunto set my hand on July 12, 2006 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X
Name:
Title:

EXHIBIT D

TAX SHARING AGREEMENT

D-1

EXHIBIT E

FLOOR PLAN AGREEMENT

E-1

SCHEDULE 5.9

Solely with respect to Nationwide Auction Systems, Inc. the current tax negotiations with respect to employment taxes, sales taxes, and Form 8300 reporting and solely with respect to Entrade Inc. the current SEC formal investigation commenced in December 2005.

SCHEDULE 5.9

SCHEDULE 6.10

Existing Locations

NORTHERN CALIFORNIA

1 OAK ROAD

Benicia, Ca 94510

Tel: 707-745-0119

Fax: 707-745-0240

ATLANTA 2161 MORELAND AVE, S.E. Atlanta, Ga 30315 Tel: 404-627-5346 Fax: 404-627-5361	NORTHERN CALIFORNIA 1 OAK ROAD Benicia, Ca 94510 Tel: 707-745-0119 Fax: 707-745-0240	BLUE MOUND 1121 CANTRELL SANSOM RD Blue Mound, Tx 76131 Tel: 817-306-1880 Fax: 817-230-0100

CITY OF INDUSTRY 13005 E. TEMPLE AVE Industry, Ca 91746 Tel: 626-968-3110 Fax: 626-968-7703	PERRIS 800 S. REDLANDS AVE Perris, Ca 92570 Tel: 626-968-3110 Fax: 626-968-7703	PICO RIVERA 9536 BRASHER STREET Pico Rivera, Ca 90660 Tel: 562-463-6348 Fax: 626-968-7703

SAN DIEGO 9050 SIEMPRE VIVA RD San Diego, Ca 92154 Tel: 619-671-1010 Fax: 619-671-3727	ST. LOUIS 3601 GOODFELLOW St. Louis, Mo 63120 Tel: 314-389-3733 Fax: 314-389-3713	DELAWARE 35 DAVIDSON LANE New Castle, De 19720 Tel: 302-573-5005 Fax: 302-573-6898

SCHEDULE 6.10

SCHEDULE 6.12

Officers and Stock Ownership

Nationwide Auction System, Inc.

Name	Office	Stock Ownership
Entrade Inc.	N/A	100%

Corey P. Schlossmann	Chief Executive Officer	0%

Greg O’Neill	President	0%

Will Righeimer	Chief Financial Officer	0%

Nationwide New Holdings, LLC

Name	Office	Stock Ownership
Nationwide Auction Systems, Inc.	N/A	100%

Corey P. Schlossmann	Chief Executive Officer	0%

Greg O’Neill	President	0%

Will Righeimer	Chief Financial Officer	0%

Socal Auto Center Acquisition, LLC

Name	Office	Stock Ownership
Nationwide Auction Systems, Inc.	Manager	100%

Greg O’ Neill	President	0%

Will Righeimer	Chief Financial Officer	0%

Automax Pacific, LLC

Name	Office	Stock Ownership

SCHEDULE 6.12

Socal Auto Center, LLC

Name	Office	Stock Ownership
Socal Auto Center Acquisition, LLC	TBD	100%

	Officers TBD (based on resolution to license transfer issue)

Nationwide Auction Finance, LLC

Name	Office	Stock Ownership
Entrade Inc.	Manager	80%

Axle Capital, LLC	Member	20%

	Officers TBD

SCHEDULE 6.12